SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 29, 2004

METROPOLITAN HEALTH NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

333-5884-A (Commission file number)	65-0635748 (I.R.S. Employer Identification No.)

250 Australian Avenue, Suite 400, West Palm Beach, Florida	33431
(Address of principal executive offices)	(Zip code)

(561) 805-8500

(Registrant’s telephone number, including area code)

Item 5.

Other Events

On July 29, 2004, Metropolitan Health Networks, Inc. issued a press release regarding its entering into an agreement to operate a multi-specialty physician practice.  A copy of that release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.

Exhibits

(c) Exhibits

99.1

Press Release dated July 29, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 29, 2004

METROPOLITAN HEALTH NETWORKS, INC

By:   /s/ Michael M. Earley__________

Michael M. Earley

President and Chief Executive Officer

INDEX TO EXHIBITS

99.1

Press release dated July 29, 2004

EXHIBIT 99.1

METROPOLITAN HEALTH ADDS 1 , 100 MEDICARE ADVANTAGE PATIENT LIVES WITH ADDITION OF BROWARD COUNTY PHYSICIAN PRACTICE

Deal Set to Bolster Revenue Potential for Metropolitan and Improve Service to Broward County Area

WEST PALM BEACH, FL – July 29, 2004 - Metropolitan Health Networks, Inc. (OTCBB: MDPA), a provider of high quality, comprehensive healthcare services to patients in South and Central Florida, announced today that the Company has entered into an agreement to acquire a multi-specialty physician practice, currently serving approximately 1,100 Humana Medicare Advantage members and several hundred fee-for-service patients in Broward County ..

The practice, located in Plantation Florida, is managed by lead physician Debra Gutterman, M.D.  Dr. Gutterman is Board Certified in both Internal Medicine and Infectious Disease.   Effective August 1, 2004, Metropolitan will assume operational control and begin implementing its policies and procedures, including its Partners In Quality (PIQ) program.

Debra Finnel, Metropolitan’s Chief Operating Officer, commented, “We are pleased to have Dr. Gutterman and her staff join our C ompany.  Their capability and their practice location enhance Metropolitan’s presence in this important market. The acquisition increases our Humana Medicare Advantage membership by over 18% in South Florida.  Our agreement with Humana limits our financial exposure during an initial transition period and Metropolitan has the required infrastructure in place to incorporate the management of this physician practice into the C ompany’s operations with minimal capital expenditure.  From a top and bottom line growth perspective, we believe this bodes well for Metropolitan Health Networks ..  For many years Metropolitan and Humana have enjoyed a synergistic and healthy relationship that both organizations have come appreciate.  We are pleased to see this significant addition to our home South Florida market.”

Finnel concluded, “This transaction should be seamless to the patients served by this practice and Metropolitan is committed to providing them with a continued level of excellent healthcare service.”

About Metropolitan Health Networks, Inc.:

Metropolitan is a growing healthcare organization in Florida that provides comprehensive healthcare services for Medicare Advantage members and other patients in South and Central Florida. To learn more about Metropolitan Health Networks, Inc. please visit its website at http://www.metcare.com.

Forward Looking Statements:

Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Without limiting the generality of the foregoing, words such as “may”, “will”, “to”, “plan”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, or “continue” or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements.

Investors and others are cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements.  These risk factors include, without limitation, (i) pricing pressures exerted on us by managed care organizations and the level of payments we receive under governmental programs or from other payors; (ii) future legislation and changes in governmental regulations; (iii) the impact of Medicare Risk Adjustments on payments we receive for our managed care operations; (iv) our ability to successfully recruit and retain medical professionals; and (v) a loss of any of our significant contracts.  The Company is also subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K/A for the year ended December 31, 2003.